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                                                                    Exhibit 10.9



                             UNCONDITIONAL GUARANTY

                                                            December 20, 2001
Trendirect Marketing, Inc.
3635 Boardman Canfield Drive
Canfield, Ohio 44406
(Individually and collectively "Borrower")

Infotopia, Inc.
3635 Boardman Canfield Drive
Canfield, Ohio 44406
(Individually and collectively "Guarantor")

Vitaquest International, Inc.
8 Henderson Drive
West Caldwell, N.J. 07006
(Hereinafter referred to as "VITAQUEST")

To induce VITAQUEST to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, to consent to the assignment by Guarantor to Borrower of Guarantor's rights and liabilities under that certain letter of intent dated November 6, 2001, as amended, among Borrower, Guarantor and VITAQUEST (the "LOI"), and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to VITAQUEST and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to VITAQUEST and its affiliates, including, but not limited to, all obligations under any notes, loan agreements, security agreements, letters of credit, swap agreements (as defined in 11 U.S. Code Section 101), instruments, accounts receivable, contracts, drafts, leases, chattel paper, indemnities, acceptances, repurchase agreements, overdrafts, and the Loan Documents defined below, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof, (collectively, the "Guaranteed Obligations").

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated hereunder. This Guaranty does not impose any obligation on VITAQUEST to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by VITAQUEST, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give VITAQUEST additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to VITAQUEST by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to VITAQUEST and other guaranties of the Guaranteed Obligations.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that VITAQUEST may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations or the Loan Documents; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the

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departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with VITAQUEST; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by VITAQUEST in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to VITAQUEST; all in such manner and upon such terms as VITAQUEST may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by VITAQUEST relating to any part of the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to VITAQUEST and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that VITAQUEST make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that VITAQUEST preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that VITAQUEST's obligation to dispose of Collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between VITAQUEST, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever; (g) the right to assert against VITAQUEST any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to VITAQUEST; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of VITAQUEST's lien on any collateral, of the Loan Documents, or of any other guaranties held by VITAQUEST;
(i) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (j) the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that Guarantor has relied upon Guarantor's own due diligence in making an independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making an independent appraisal of such matters; and Guarantor has not relied upon VITAQUEST for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to VITAQUEST that on and after the date hereof: (a) the fair saleable value of Guarantor's assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to VITAQUEST are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof;
(c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; and (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement.


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INTEREST AND APPLICATION OF PAYMENTS. Regardless of any other provision of this
Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations. Monies received from any source by VITAQUEST for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by VITAQUEST.

DEFAULT. If any of the following events occur, a default ("Default") under this Guaranty shall exist: (a) failure of timely payment or performance of the Guaranteed Obligations, including any cure period, or a default under any Loan Document; (b) a breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, or contained in any other contract or agreement of Guarantor with VITAQUEST or its affiliates, whether now existing or hereafter arising; (c) the dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against Guarantor; (d) Without prior written consent of VITAQUEST (which consent shall not be unreasonably withheld), (i) a material alteration in the kind or type of Guarantor's business or that of Guarantor's Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of Guarantor, any of Guarantor's Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Guarantor, or any of Guarantor's Subsidiaries or Affiliates or any guarantor; or (iii) should any Guarantor or any of Guarantor's Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation; and/or (e) any representation or warranty given by Guarantor in this Guaranty, the LOI or any documents executed or provided in connection therewith or otherwise furnished by Guarantor proves materially false or, if of a continuing nature becomes materially false.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice, and, VITAQUEST may exercise any rights and remedies as provided in this Guaranty and other Loan Documents, or as provided at law or equity. Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of VITAQUEST's reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor ("Subordinated Debt") to any and all obligations of Borrower to VITAQUEST now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to VITAQUEST have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the Guaranteed Obligations shall be continuing on or as of the payment date; (b) Guarantor will either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt or deliver such documents to VITAQUEST; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to VITAQUEST by Guarantor, properly endorsed to the order of VITAQUEST, to apply to the Guaranteed Obligations.

MISCELLANEOUS. Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns.

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VITAQUEST's interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by VITAQUEST. Any assignment shall not release Guarantor from the Guaranteed Obligations. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Guaranty shall be governed by and construed under the laws of the state named in VITAQUEST's address shown above without regard to that state's conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. JURISDICTION. Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state named in VITAQUEST's address shown above. SEVERABILITY. If any provision of this Guaranty or of the other
Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other Loan Documents. NOTICES. Any notices to Guarantor shall be sufficiently given if in writing and mailed or delivered to Guarantor's address shown above or such other address as provided hereunder, and to VITAQUEST, if in writing and mailed or delivered to VITAQUEST's office address shown above or such other address as VITAQUEST may specify in writing from time to time. In the event that Guarantor changes Guarantor's address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address to VITAQUEST by registered or certified mail, return receipt requested, all charges prepaid. PLURAL; CAPTIONS. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. BINDING CONTRACT. Guarantor by execution of and VITAQUEST by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty. AMENDMENTS, WAIVERS AND REMEDIES. No waivers, amendments or modifications of this Guaranty and other Loan
Documents shall be valid unless in writing and signed by an officer of VITAQUEST. No waiver by VITAQUEST of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of VITAQUEST in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to VITAQUEST with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively. LOAN DOCUMENTS. The term "Loan Documents" refers to the $3,075,000 note dated of even date herewith given by Borrower in favor of VITAQUEST, this Guaranty, the security agreements dated of even date herewith given by Borrower and Guarantor, the LOI, the License Agreement between Borrower and VITAQUEST of even date herewith, and all documents executed and/or delivered in connection with or related to such documents or the Guaranteed Obligations and may include, without limitation, commitment letters or letters of intent that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S. Code Section 101).

FINANCIAL AND OTHER INFORMATION. Guarantor shall deliver to VITAQUEST such information as VITAQUEST may reasonably request from time to time, including without limitation, financial statements and information pertaining to Guarantor's financial condition. Such information shall be true, complete, and accurate.

AFFIRMATIVE COVENANTS. Guarantor agrees that from the date hereof and until final payment in full of the Obligations, unless VITAQUEST shall otherwise consent in writing, Guarantor will: NON-DEFAULT CERTIFICATE FROM GUARANTOR. Deliver to VITAQUEST, with the Financial Statements required below, a certificate signed by Guarantor, in the form attached hereto as Exhibit A, if Guarantor is an individual, or by a principal financial officer of Guarantor warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Guarantor's compliance with the financial covenants contained herein.


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NEGATIVE COVENANTS. Guarantor agrees that from the date of this Agreement and until final payment in full of the Obligations, unless VITAQUEST shall otherwise consent in writing, Guarantor will not: CHANGE IN FISCAL YEAR. Change its fiscal year. CHANGE OF CONTROL. Make or suffer a change of ownership that effectively changes control of Guarantor from current ownership. ENCUMBRANCES. Create, assume, or permit to exist any additional mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens (as defined in the Security Agreement). GUARANTEES. Guarantee or otherwise become responsible for any further obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business. INVESTMENTS. Purchase any further stock, securities, or evidence of indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Materially default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. GOVERNMENT INTERVENTION. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Guarantor or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. JUDGMENT ENTERED. Permit the entry of any material monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due.

ANNUAL FINANCIAL STATEMENTS. Guarantor shall deliver to VITAQUEST, within 105 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis with respect to Guarantor and its Subsidiaries, Affiliates and parent or holding company, as applicable, and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to VITAQUEST. The opinion of such independent certified public accountant shall not be acceptable to VITAQUEST if qualified due to any limitations in scope imposed by Guarantor or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to VITAQUEST's approval. Guarantor's accountant shall provide VITAQUEST with a written acknowledgment of the VITAQUEST's reliance upon the statements in accordance with N.J.S. 2A: 53A-25.

PERIODIC FINANCIAL STATEMENTS. Guarantor shall deliver to VITAQUEST audited quarterly financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 50 days after the close of each such period; all on a consolidated and consolidating basis with respect to Guarantor and its subsidiaries, affiliates and parent or holding company, as applicable, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Guarantor and in each case, if audited statements are required, subject to audit and year-end adjustments.

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IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.

                        INFOTOPIA, INC.
                        Taxpayer Identification Number: 95-4685068
                                                        ___________________


                        By:  /s/ Daniel Hoyng
                             ____________________________________(SEAL)




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                                    EXHIBIT A

                             NON-DEFAULT CERTIFICATE

In accordance with the terms of the Loan Documents dated December , 2001 by and between Vitaquest International Inc. and ____________("Guarantor"), I hereby certify that:


1.    I am a principal financial officer of Guarantor;

2. The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3. No Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred.


/s/ Daniel Hoyng
-------------------------------
Name:
Title:  CEO